Exhibit 99.1

Andeavor Logistics LP Reports Fourth-Quarter and Full-Year 2018 Results

•	Reported full-year net earnings of $600 million and EBITDA of $1.2 billion, an increase of $294 million and $252 million, respectively

–	Terminalling and Transportation: segment operating income increased by $101 million primarily due to the 2018 Drop Down and the SLC Core Pipeline System acquisition

–	Gathering and Processing: executed on Permian growth strategy and grew gathered volumes by 74 mbpd year-over-year to 225 mbpd and began construction of additional gathering projects

•	Full-year net cash from operating activities of $1.0 billion and DCF attributable to common unitholders of $907 million, resulting in 1.02x distribution coverage and 3.8x leverage

FINDLAY, Ohio, February 7, 2019 - Andeavor Logistics LP (NYSE: ANDX) today reported full year 2018 net earnings of $600 million, compared with $306 million in 2017. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.2 billion, compared with $949 million in 2017. The year-over-year increase in earnings and EBITDA was primarily driven by the 2018 Drop Down completed in August 2018, which contributed $55 million of net earnings and $76 million of EBITDA in 2018, as well as the acquisition of the SLC Core Pipeline System, formerly known as the Wamsutter Pipeline System, and the execution of its organic growth program.

“In 2018 Andeavor Logistics expanded its system through a drop down of midstream assets and several organic growth projects focused on the Permian and Bakken regions,” said Gary R. Heminger, chairman and chief executive officer. "As we move into 2019, we remain focused on enhancing our financial profile on a standalone basis. This will include careful management of leverage and a focus on meaningfully increasing distribution coverage in the coming quarters.”

For the year, the company generated $1.0 billion in net cash from operating activities and distributable cash flow (DCF) attributable to common unitholders of $907 million. On January 25, 2019, Andeavor Logistics announced a quarterly cash distribution of $1.03 per limited partnership unit, or $4.12 on an annualized basis, which was flat with the prior quarter, and finished both the quarter and year with coverage of 1.02x and leverage of 3.8x. The company reiterated its plan to maintain leverage levels below 4.0x, issue no equity, and move toward independent sustainability with limited parent support.

Fourth Quarter Results
Andeavor Logistics reported fourth quarter 2018 net earnings of $171 million, compared with $53 million in the fourth quarter 2017. EBITDA was $333 million, compared with $281 million in the fourth quarter 2017. The year-over-year increase in earnings and EBITDA was primarily driven by the 2018 Drop Down completed in August 2018, in addition to the completion of several organic growth projects. The 2018 Drop Down contributed operating income of $36 million and EBITDA of $50 million during the quarter. Fourth quarter 2018 net earnings and EBITDA included charges of $8 million primarily from increased employee costs related to the close of the parent merger and environmental costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions)	2018	2017 (a)	2018 (a)	2017 (a)
Net Earnings	$171	$53	$600	$306
Segment Operating Income
Terminalling and Transportation	$146	$107	$498	$397
Gathering and Processing	84	87	310	245
Wholesale	5	6	27	15

EBITDA (b)	$333	$281	$1,201	$949
Segment EBITDA (b)
Terminalling and Transportation	$186	$146	$660	$530
Gathering and Processing	146	147	537	446
Wholesale	7	8	38	20

Net Cash From Operating Activities	$310	$163	$1,029	$687
Distributable Cash Flow Attributable to Common Unitholders (b)	$243	$188	$907	$665

Total Distributions to be Paid to Common Unitholders	$238	$204	$890	$692
Distribution Coverage Ratio (b)	1.02x	0.92x	1.02x	0.96x

(a)	Adjusted to include the historical results of the Predecessors. See “Items Impacting Comparability.”

(b)	For more information on EBITDA, Segment EBITDA, Distributable Cash Flow Attributable to Common Unitholders and Distribution Coverage Ratio, see “Non-GAAP Measures.”

Segment Results
Terminalling and Transportation
Terminalling and Transportation segment operating income was $146 million for the fourth quarter 2018, an increase of $39 million from the prior year, and segment EBITDA was $186 million, an increase of $40 million from the prior year. The year-over-year increase was primarily attributable to contributions from the 2018 Drop Down. The 2018 Drop Down contributed $23 million of segment operating income and $29 million of segment EBITDA in the Terminalling and Transportation segment during the quarter. Terminalling and Transportation segment operating income was $498 million for the full year 2018, an increase of $101 million from last year, and segment EBITDA was $660 million, an increase of $130 million from the prior year.

Gathering and Processing
Gathering and Processing segment operating income was $84 million for the fourth quarter 2018, a decrease of $3 million from the prior year, and segment EBITDA was $146 million, a decrease of $1 million from the prior year. The year-over-year decrease was primarily attributable to lower volumes in the Rockies, offset by Permian Basin crude oil volume growth. The 2018 Drop Down contributed $13 million of segment operating income and $21 million of segment EBITDA in the Gathering and Processing segment during the quarter. Gathering and Processing segment operating income was $310 million for the full year 2018, an increase of $65 million from last year, and segment EBITDA was $537 million, an increase of $91 million from the prior year.

Wholesale
Wholesale segment operating income was $5 million for the fourth quarter 2018, a decrease of $1 million from the prior year, and segment EBITDA for the fourth quarter 2018 was $7 million, a decrease of $1 million from the prior year. This year-over-year decrease was driven by weaker unbranded wholesale pricing impacting margins with retailers in the Southwest region. Wholesale segment operating income was $27 million for the full year 2018, an increase of $12 million from last year, and segment EBITDA was $38 million, an increase of $18 million from the prior year, primarily driven by the WNRL acquisition which closed October 30, 2017.

Balance Sheet and Cash Flow
Net cash from operating activities was $310 million in the fourth quarter 2018, and distributable cash flow attributable to common unitholders for the fourth quarter was $243 million. Net cash from operating activities was $1.0 billion for the full year 2018, and distributable cash flow attributable to common unitholders for the full year was $907 million. Andeavor Logistics ended 2018 with $10 million of cash and $1.4 billion of availability under its credit facilities and intercompany loan with Marathon Petroleum Corporation (NYSE: MPC). Total debt of $5.0 billion resulted in a leverage ratio of 3.8x at December 31, 2018.

Net capital expenditures for the fourth quarter 2018 were $199 million, which included $181 million of net growth investments and $18 million of net maintenance capital. Andeavor Logistics invested $635 million in net growth investments and $60 million in net maintenance capital in 2018. Capital expenditures for 2018 have been retrospectively adjusted to include the investments of the assets from the 2018 Drop Down occurring prior to the August 6, 2018 effective date of the acquisition.

2019 and 2020 Financial Outlook
In December 2018, Andeavor Logistics provided its 2019 and 2020 capital investment plans. This strategic deployment of capital combined with execution of the underlying base business is expected to generate $0.8 billion and $0.8 billion of net earnings in 2019 and 2020, and $1.4 billion and $1.6 billion of annual EBITDA, respectively. Andeavor Logistics plans to invest approximately $0.6 billion in organic growth in both 2019 and 2020.

Conference Call
At 1 p.m. EST today, Andeavor Logistics will hold a conference call and webcast to discuss reported results and provide an update on operations. Interested parties may listen by visiting Andeavor Logistics’ website at http://www.andeavorlogistics.com and clicking on the “Investors” link. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at http://www.ir.andeavorlogistics.com.

About Andeavor Logistics LP
Andeavor Logistics LP is a fee-based, full-service, diversified midstream logistics company, with integrated assets across the western and mid-continent regions of the United States. Andeavor Logistics operates through three business segments: Terminalling and Transportation, Gathering and Processing and Wholesale. The Terminalling and Transportation segment consists of marine terminals, refined product truck terminals, rail terminals, dedicated storage facilities and transportation pipelines. The Gathering and Processing segment consists of crude oil gathering systems and pipelines as well as natural gas gathering pipelines, processing facilities and fractionation facilities. The Wholesale segment consists of a fee-based fuel wholesale business. Andeavor Logistics is a Delaware limited partnership headquartered in Findlay, Ohio.

This press release contains forward-looking statements within the meaning of federal securities laws regarding Andeavor Logistics LP (ANDX). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations, strategy and value creation plans of ANDX. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may," "objective," "opportunity," "outlook," "plan," "policy, " "position," "potential," "predict," "priority, " "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause ANDX's actual results to differ materially from those implied in the forward-looking statements include: the amount and timing of future distributions; our ability to achieve expected coverage improvement and distributable cash growth; our ability to execute a funding model with no additional equity issuances and limited parent support; net earnings and EBITDA run rate; our ability to achieve our financial and strategic targets; negative capital market conditions, including an increase of the current yield on common units; our financial position, liquidity and capital resources, including available capacity under our credit facilities and access to debt on commercially reasonable terms; our financial and operational outlook, and ability to fulfill that outlook; our Permian Basin growth strategy, expected capital investment, and expectations related to increasing customer demand and additional future growth opportunities; the August 2018 drop down from Andeavor, including the expected benefits thereof and the annual net earnings and EBITDA expected to be generated thereby; the status and expected timing of our current projects, including capital investments; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; changes to the expected construction costs and timing of projects and planned investments, and our ability to obtain regulatory and other approvals with respect thereto; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC/Andeavor’s obligations under ANDX’s commercial agreements; continued/further volatility in and/or degradation of market and industry conditions and their effects on our business; our ability to manage disruptions in credit markets or changes to our credit ratings; adverse changes in laws including with respect to tax and regulatory matters; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; adverse results in litigation; changes to ANDX's capital budget; other risk factors inherent to ANDX's industry; risks related to MPC as set forth below, including those related to MPC's acquisition of Andeavor or the potential merger, consolidation or combination of MPLX with ANDX; and the factors set forth under the heading "Risk Factors" in ANDX's Annual Report on Form 10-K for the year ended Dec. 31, 2017, and in ANDX’s Forms 10-Q, filed with the Securities and Exchange Commission (SEC). Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements include: the risk that the cost savings and any other synergies from the Andeavor transaction may not be fully realized or may take longer to realize than expected; disruption from the Andeavor transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of Andeavor; the potential merger, consolidation or combination of MPLX with ANDX; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan and to effect any share repurchases or dividend increases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX or ANDX; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2017, and in MPC's Forms 10-Q, filed with the SEC. We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law. Copies of ANDX's Form 10-K and Forms 10-Q are available on the SEC website, ANDX's website at http://ir.andeavorlogistics.com or by contacting ANDX's Investor Relations office. Copies of MPC's Form 10-K and Forms 10-Q are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office.

Investor Relations Contact:
Kristina Kazarian (419) 421-2071

Media Contact:
Chuck Rice (419) 421-2521

Non-GAAP Measures

As a supplement to our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), our management uses certain “non-GAAP” measures to analyze our results of operations, assess internal performance against budgeted and forecasted amounts and evaluate future impacts to our financial performance as a result of capital investments, acquisitions, divestitures and other strategic projects. These measures are important factors in assessing our operating results and profitability and include:

•	Financial non-GAAP measures:

◦	EBITDA - U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expense;

◦	Distributable Cash Flow - U.S. GAAP-based net cash flow from EBITDA adjusted for amounts spent on maintenance capital net of reimbursements and other adjustments;

◦	Pro forma LTM EBITDA - Last twelve months (“LTM”) of our EBITDA adjusted for pro forma contributions from acquisitions; and

◦	Segment EBITDA - A segment’s U.S. GAAP-based operating income before depreciation and amortization expense plus equity in earnings (loss) of equity method investments and other income (expense), net.

•	Liquidity non-GAAP measures:

◦
Distributable Cash Flow - U.S. GAAP-based net cash flow from operating activities adjusted for changes in working capital, amounts spent on maintenance capital net of reimbursements and other adjustments not expected to settle in cash;

◦	Distributable Cash Flow Attributable to Common Unitholders - Distributable Cash Flow minus distributions associated with the preferred units;

◦	Distribution Coverage Ratio - Distributable Cash Flow Attributable to Common Unitholders divided by total distributions to be paid to common unitholders for the reporting period; and

◦	Leverage Ratio - Total debt divided by Pro forma LTM EBITDA.

•	Operating performance non-GAAP measure:

◦	Average Margin on Natural Gas Liquids (“NGLs”) Sales per Barrel - NGL sales revenues minus amounts recognized as NGL expense divided by our NGL sales volumes in barrels; and

◦	Average Wholesale Fuel Sales Margin per Gallon - Wholesale fuel revenues minus wholesale’s cost of fuel divided by our total wholesale fuel sales volumes in gallons.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, operating income and net cash from operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Reconciliation of Amounts Reported Under U.S. GAAP,” “Segment Reconciliation of Amounts Reported Under U.S. GAAP,” “Average Margin on NGL Sales per Barrel” and “Average Fuel Sales Margin per Gallon” for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

Items Impacting Comparability

The Partnership’s results of operations may not be comparable to the historical results of operations for the reasons described below.

Acquisitions and Mergers
Other than WNRL and certain assets acquired from the 2018 Drop Down, our Predecessors did not record revenues with Andeavor and our Predecessors recorded general and administrative expenses and financed operations differently than the

Partnership. As previously mentioned, on August 6, 2018, we completed the 2018 Drop Down for total consideration of $1.55 billion. As an entity under common control with Andeavor, who merged with and became a wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”) effective October 1, 2018, we accounted for the transfers of businesses as if the transfer occurred at the beginning of the period, and prior periods are retrospectively adjusted to furnish comparative information. Accordingly, the accompanying results of operations have been retrospectively adjusted to include the historical results of the assets acquired prior to the effective date of the acquisition.

On November 8, 2017, we acquired the Anacortes Logistics Assets from a subsidiary of Andeavor for total consideration of $445 million. The Anacortes Logistics Assets include crude oil, feedstock and refined products storage at MPC’s Anacortes Refinery, the Anacortes marine terminal with feedstock and refined product throughput, a manifest rail facility and crude oil and refined products pipelines.

Effective October 30, 2017, Andeavor Logistics closed its merger with Western Refining Logistics, LP (the “WNRL Merger”). WNRL’s operations included terminalling and storage assets, crude oil and refined product transportation services and a wholesale fuels business. The WNRL Merger was treated as a transaction of entities under common control, thus Andeavor Logistics’ results reflect the operations, financial position and cash flows associated with WNRL and their related subsidiaries as of June 1, 2017.

The closing of the WNRL Merger was conditioned upon, among other things, the adoption and effectiveness of the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, pursuant to which, simultaneously with the closing of the WNRL Merger: (i) the incentive distribution rights in Andeavor Logistics (the “IDRs”) held by Tesoro Logistics GP, LLC (“TLGP”), our general partner, were canceled (the “IDR Exchange”), (ii) the general partner interests in Andeavor Logistics held by TLGP were converted into a non-economic general partner interest in Andeavor Logistics, and (iii) Andeavor, as well as MPC for periods after October 1, 2018, and their affiliates, including TLGP, agreed to increase and extend existing waivers on distributions to them by $60 million to an aggregate of $160 million between 2017 and 2019.

Accounting Standard Adoption
Due to the adoption of Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and the associated subsequent amendments (collectively, “ASC 606”) on January 1, 2018, the presentation of wholesale fuel sales and cost of fuel and other was impacted by adoption of the new revenue recognition accounting standard on January 1, 2018. Beginning January 1, 2018 in connection with the adoption, the revenues and costs associated with our fuel purchase and supply arrangements were netted.

Andeavor Logistics LP
Condensed Consolidated Balance Sheets (Unaudited) (In millions)

	December 31, 2018	December 31, 2017 (a)
Assets
Current Assets
Cash and cash equivalents	$10	$75
Receivables, net of allowance for doubtful accounts	474	483
Prepayments and other current assets	79	27
Total Current Assets	563	585
Property, Plant and Equipment, Net	6,845	6,249
Other Noncurrent Assets, Net	2,887	2,671
Total Assets	$10,295	$9,505

Liabilities and Equity
Current Liabilities
Accounts payable	$466	$393
Accrued interest and financing costs	41	40
Current maturities of debt	504	1
Other current liabilities	81	84
Total Current Liabilities	1,092	518
Debt, Net of Unamortized Issuance Costs	4,460	4,127
Other Noncurrent Liabilities	69	54
Equity	4,674	4,806
Total Liabilities and Equity	$10,295	$9,505

Andeavor Logistics LP
Results of Operations (Unaudited) (In millions, except per unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Revenues
Terminalling and Transportation	$292	$239	$1,054	$838
Gathering and Processing	318	333	1,263	1,129
Wholesale (c)	17	542	79	1,282
Intersegment revenues	(4)	—	(16)	—
Total Revenues	623	1,114	2,380	3,249
Costs and Expenses
Cost of fuel and other (excluding items shown separately below) (c)	—	528	—	1,244
NGL expense (excluding items shown separately below)	40	86	206	265
Operating expenses (excluding depreciation and amortization)	227	179	885	691
General and administrative expenses	29	51	121	158
Depreciation and amortization expenses	101	91	368	313
(Gain) loss on asset disposals and impairments	2	—	4	(25)
Operating Income	224	179	796	603
Interest and financing costs, net	(61)	(137)	(233)	(330)
Equity in earnings of equity method investments	6	9	31	22
Other income, net	2	2	6	11
Net Earnings	$171	$53	$600	$306

Loss (earnings) attributable to Predecessors	$—	$(3)	$28	$43
Net Earnings Attributable to Partners	171	50	628	349
Preferred unitholders’ interest in net earnings	(10)	(3)	(44)	(3)
General partner’s interest in net earnings, including incentive distribution rights	—	—	—	(79)
Limited Partners’ Interest in Net Earnings	$161	$47	$584	$267

Net Earnings per Limited Partner Unit:
Common - basic	$0.66	$0.25	$2.57	$2.11
Common - diluted	$0.66	$0.25	$2.57	$2.11

Weighted Average Limited Partner Units Outstanding:
Common units - basic	245.5	182.6	228.7	126.0
Common units - diluted	245.7	182.7	228.9	126.1

Cash Distributions Paid per Unit	$1.0300	$0.9850	$4.0750	$3.8062

(c) The presentation of wholesale fuel sales and cost of fuel and other was impacted by adoption of the new revenue recognition accounting standard on January 1, 2018. Beginning January 1, 2018 in connection with the accounting standard adoption, the revenues and costs associated with our fuel purchase and supply arrangements were presented on a net basis versus gross basis in prior years.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited) (In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Earnings Before Income Taxes
Terminalling and Transportation	$146	$107	$498	$397
Gathering and Processing	84	87	310	245
Wholesale	5	6	27	15
Total Segment Operating Income	235	200	835	657
Unallocated general and administrative expenses	(11)	(21)	(39)	(54)
Operating Income	224	179	796	603
Interest and financing costs, net	(61)	(137)	(233)	(330)
Equity in earnings of equity method investments	6	9	31	22
Other income, net	2	2	6	11
Earnings Before Income Taxes	$171	$53	$600	$306
Depreciation and Amortization Expenses
Terminalling and Transportation	$40	$32	$144	$117
Gathering and Processing	59	57	213	191
Wholesale	2	2	11	5
Total Depreciation and Amortization Expenses	$101	$91	$368	$313
Segment EBITDA (d)
Terminalling and Transportation	$186	$146	$660	$530
Gathering and Processing	146	147	537	446
Wholesale	7	8	38	20
Total Segment EBITDA	$339	$301	$1,235	$996
Capital Expenditures
Terminalling and Transportation	$50	$61	$205	$188
Gathering and Processing	177	90	545	175
Wholesale	—	—	1	—
Total Capital Expenditures	$227	$151	$751	$363

(d)	See “Non-GAAP Reconciliations” section below for further information regarding this non-GAAP measure.

Andeavor Logistics LP
Components of Cash Flows (Unaudited) (In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Cash Flows From (Used In)
Net earnings	$171	$53	$600	$306
Depreciation and amortization expenses	101	91	368	313
Changes in assets and liabilities	24	(65)	17	(14)
Other operating activities	14	84	44	82
Net Cash Flows from Operating Activities	310	163	1,029	687
Investing Activities	(236)	(129)	(1,181)	(1,533)
Financing Activities	(94)	3	87	233
Increase (Decrease) in Cash and Cash Equivalents	$(20)	$37	$(65)	$(613)

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes and revenue per barrel)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Terminalling and Transportation Segment
Revenues
Terminalling	$245	$197	$888	$690
Pipeline transportation	45	33	160	130
Other revenues	2	9	6	18
Total Revenues	292	239	1,054	838
Costs and Expenses
Operating expenses (e)	94	86	373	302
Depreciation and amortization expenses	40	32	144	117
General and administrative expenses	11	14	38	47
Loss (gain) on asset disposals and impairments	1	—	1	(25)
Terminalling and Transportation Segment Operating Income	$146	$107	$498	$397
Volumes
Terminalling throughput (Mbpd)	1,667	1,702	1,759	1,452
Average terminalling revenue per barrel (f)	$1.61	$1.26	$1.38	$1.30
Pipeline transportation throughput (Mbpd)	1,067	946	1,012	902
Average pipeline transportation revenue per barrel (f)	$0.46	$0.39	$0.43	$0.40

(e)
Operating expenses include an imbalance settlement gain of $2 million and $5 million for the three and twelve months ended December 31, 2017, respectively. There were no gains for the three and twelve months ended December 31, 2018.

(f)
Management uses average margin per barrel, average revenue per Million British thermal units (“MMBtu”), average revenue per barrel and fuel sales per gallon to evaluate performance and compare profitability to other companies in the industry.

•
Average terminalling revenue per barrel—calculated as total terminalling revenue divided by terminalling throughput presented in thousands of barrels per day (“Mbpd”) multiplied by 1,000 and multiplied by the number of days in the period (92 days for both the three months ended December 31, 2018 and 2017 and 365 days for both the twelve months ended December 31, 2018 and 2017);

•
Average pipeline transportation revenue per barrel—calculated as total pipeline transportation revenue divided by pipeline transportation throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average margin on NGL sales per barrel—calculated as the difference between the NGL sales revenues and the amounts recognized as NGL expense divided by our NGL sales volumes presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average gas gathering and processing revenue per MMBtu—calculated as total gathering and processing fee-based revenue divided by gas gathering throughput presented in thousands of MMBtu per day (“MMBtu/d”) multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average crude oil and water gathering revenue per barrel—calculated as total crude oil and water gathering fee-based revenue divided by crude oil and water gathering throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above; and

•	Wholesale fuel sales per gallon - calculated as wholesale fuel revenues divided by our total wholesale fuel sales volume in gallons.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way. Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes, margin per barrel, revenue per barrel and revenue per MMBtu)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Gathering and Processing Segment
Revenues
NGL sales (g)	$100	$115	$436	$369
Gas gathering and processing	81	81	330	333
Crude oil and water gathering	95	92	336	262
Pass-thru and other (h)	42	45	161	165
Total Revenues	318	333	1,263	1,129
Costs and Expenses
NGL expense (excluding items shown separately below) (g) (h)	40	86	206	265
Operating expenses (i)	128	90	489	374
Depreciation and amortization expenses	59	57	213	191
General and administrative expenses	6	13	42	54
Loss on asset disposals and impairments	1	—	3	—
Gathering and Processing Segment Operating Income	$84	$87	$310	$245
Volumes
NGL sales (Mbpd) (g)	11.4	11.4	10.4	8.3
Average margin on NGL sales per barrel (d)(f)(g)(h)	$54.77	$28.10	$59.92	$34.77
Gas gathering and processing throughput (thousands of MMBtu/d) (j)	716	988	763	963
Average gas gathering and processing revenue per MMBtu (f)	$1.24	$0.89	$1.19	$0.95
Crude oil and water gathering volume (Mbpd)	522	444	450	385
Average crude oil and water gathering revenue per barrel (f)	$1.97	$2.25	$2.05	$1.86

(g)
We had 24.6 Mbpd and 24.4 Mbpd of NGL sales under percent of proceeds (“POP”) and keep-whole arrangements, for the three and twelve months ended December 31, 2018, respectively, and 25.6 Mbpd and 22.2 Mbpd for the three and twelve months ended December 31, 2017, respectively, of which we retained 11.4 Mbpd, 10.4 Mbpd, 11.4 Mbpd and 8.3 Mbpd, respectively. The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements. Volumes represent barrels sold under our keep-whole arrangements, net barrels retained under our POP arrangements and other associated products.

(h)
Included in NGL expense for the twelve months ended December 31, 2017 were approximately $2 million of crude costs related to crude oil volumes obtained in connection with the acquisition of our North Dakota gathering and processing assets. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel excludes this amount.

(i)
Operating expenses include an imbalance settlement gain of $4 million and $8 million for the three and twelve months ended December 31, 2017, respectively. There were no gains for the three and twelve months ended December 31, 2018.

(j)
The adoption of ASC 606 changed the presentation of our gas gathering and processing throughput volumes. Volumes processed internally to enhance our NGL sales are no longer reported in our throughput volumes as certain fees contained within our commodity contracts are now reported as a reduction of “NGL expense.” The impact of the adoption was 193 thousand MMBtu/d and 176 thousand MMBtu/d for the three and twelve months ended December 31, 2018, respectively, now being used internally and not reported in the throughput volumes used to calculate our average gas gathering and processing revenue per MMBtu.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except per gallon)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017 (a)		2018		2017 (a)
Wholesale Segment
Revenues
Fuel sales (c)	$9		$537		$46		$1,267
Other wholesale	8		5		33		15
Total Revenues	17		542		79		1,282
Costs and Expenses
Cost of fuel and other (excluding items shown separately below) (c)	—		528		—		1,244
Operating expenses	9		3		39		15
Depreciation and amortization expenses	2		2		11		5
General and administrative expenses	1		3		2		3
Wholesale Operating Income	$5		$6		$27		15
Volumes
Fuel sales volumes (millions of gallons)	314		292		1,218		722
Wholesale fuel sales per gallon (f)	3.0	¢			3.8	¢
Average wholesale fuel sales margin per gallon (c)(d)			3.0	¢			3.0	¢

Non-GAAP Reconciliations

Andeavor Logistics LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions, except ratios)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Reconciliation of Net Earnings to EBITDA
Net earnings	$171	$53	$600	$306
Depreciation and amortization expenses	101	91	368	313
Interest and financing costs, net of capitalized interest	61	137	233	330
EBITDA	333	281	1,201	949
Predecessor impact	—	(12)	12	8
Maintenance capital expenditures (k)	(41)	(39)	(111)	(119)
Reimbursement for maintenance capital expenditures (k)	14	9	33	31
Changes in deferred revenue (l)	(5)	(2)	3	3
Net (gain) loss on asset disposals and impairments	2	—	4	(25)
Interest and financing costs, net	(61)	(137)	(233)	(330)
Proceeds from sale of assets	—	1	—	29
Amortized debt costs	2	77	10	85
Adjustments for equity method investments	4	3	17	18
Other (m)	5	10	12	19
Distributable Cash Flow	253	191	948	668
Less: Preferred unit distributions (n)	(10)	(3)	(41)	(3)
Distributable Cash Flow Attributable to Common Unitholders	$243	$188	$907	$665

(k)
We adjust our reconciliation of distributable cash flows for maintenance capital expenditures, tank restoration costs and expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets with an offset for any reimbursements received for such expenditures.

(l)
Included in changes in deferred revenue are adjustments to remove the impact of the adoption of the new revenue recognition accounting standard on January 1, 2018 as well as the impact from the timing of recognition with certain of our contracts that contain minimum volume commitment with clawback provisions, which are predominantly recognized annually in the third quarter based on current contract terms.

(m)	Other includes transaction costs related to recent acquisitions, settlement expenses and unit-based compensation expense.

(n)
Represents the cash distributions earned by the Preferred Units for the three and twelve months ended December 31, 2018 assuming a distribution is declared by the Board of Directors. Cash distributions to be paid to holders of the Preferred Units are not available to common unitholders.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Reconciliation of Net Cash from Operating Activities to Distributable Cash Flow
Net cash from operating activities	$310	$163	$1,029	$687
Changes in assets and liabilities	(24)	65	(17)	14
Predecessors impact	—	(12)	12	8
Maintenance capital expenditures (k)	(41)	(39)	(111)	(119)
Reimbursement for maintenance capital expenditures (k)	14	9	33	31
Adjustments for equity method investments	(1)	(2)	(4)	3
Proceeds from sale of assets	—	1	—	29
Changes in deferred revenue (l)	(5)	(2)	3	3
Other (o)	—	8	3	12
Distributable Cash Flow	253	191	948	668
Less: Preferred unit distributions (n)	(10)	(3)	(41)	(3)
Distributable Cash Flow Attributable to Common Unitholders	$243	$188	$907	$665

(o)	Other includes transaction costs related to recent acquisitions and settlement expenses.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Distributions
Limited partner’s distributions on common units	$238	$204	$890	$611
General partner’s distributions including IDRs	—	—	—	81
Distributions on preferred units	10	3	41	3
Total Distributions to be Paid	248	207	931	695
Less: Distributions on preferred units	(10)	(3)	(41)	(3)
Total Distributions to be Paid to Common Unitholders	$238	$204	$890	$692

Distributable Cash Flow Attributable to Common Unitholders	$243	$188	$907	$665

Distribution Coverage Ratio	1.02x	0.92x	1.02x	0.96x

Andeavor Logistics LP
Segment Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Reconciliation of Segment Operating Income to Segment EBITDA
Terminalling and Transportation segment operating income	$146	$107	$498	$397
Depreciation and amortization expenses	40	32	144	117
Equity in earnings of equity method investments	3	6	17	12
Other income (expense), net	(3)	1	1	4
Terminalling and Transportation Segment EBITDA	$186	$146	$660	$530

Gathering and Processing segment operating income	$84	$87	$310	$245
Depreciation and amortization expenses	59	57	213	191
Equity in earnings of equity method investments	3	3	14	10
Gathering and Processing Segment EBITDA	$146	$147	$537	$446

Wholesale segment operating income	$5	$6	$27	$15
Depreciation and amortization expenses	2	2	11	5
Wholesale Segment EBITDA	$7	$8	$38	$20

Andeavor Logistics LP
Average Margin on NGL Sales per Barrel (Unaudited)
(In millions, except days and per barrel amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Segment Operating Income	$84	$87	$310	$245
Add back:
Operating expenses	128	90	489	374
General and administrative expenses	6	13	42	54
Depreciation and amortization expenses	59	57	213	191
Loss on asset disposals and impairments	1	—	3	—
Other commodity purchases (h)	—	—	—	2
Subtract:
Gas gathering and processing revenues	(81)	(81)	(330)	(333)
Crude oil gathering revenues	(95)	(92)	(336)	(262)
Pass-thru and other revenues	(42)	(45)	(161)	(165)
Margin on NGL Sales	$60	$29	$230	$106
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	11.4	11.4	10.4	8.3
Number of days in the period	92	92	365	365
Total volumes for the period (thousands of barrels) (p)	1,049	1,049	3,796	3,030
Average Margin on NGL Sales per Barrel (p)	$54.77	$28.10	$59.92	$34.77

(p)	Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Average Wholesale Fuel Sales Margin per Gallon (Unaudited)
(In millions, except per gallon amounts)

	Three Months Ended	Seven-Month Period Ended
	December 31, 2017 (a)
Segment Operating Income	$6	$15
Add back:
Operating expenses (excluding depreciation and amortization)	3	15
Depreciation and amortization expenses	2	5
General and administrative expenses	3	3
Subtract:
Other wholesale revenues	(5)	(15)
Wholesale Fuel Sales Margin	$9	$23
Divided by Total Volumes for the Period:
Fuel sales volumes (millions of gallons)	292	722
Average Wholesale Fuel Sales Margin per Gallon (p)	3.0 ¢	3.0 ¢

Andeavor Logistics LP
Selected Financial Data (Unaudited) (In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
Capital Expenditures
Growth	$197	$122	$667	$266
Maintenance	30	29	84	97
Total Capital Expenditures	$227	$151	$751	$363

Capital Expenditures, Net of Reimbursements
Growth	$181	$119	$635	$246
Maintenance	18	17	60	76
Total Capital Expenditures, Net of Reimbursements	$199	$136	$695	$322

Capital Expenditures, Andeavor Logistics LP (q)
Growth	$197	$60	$503	$160
Maintenance	30	24	78	77
Total Capital Expenditures, Andeavor Logistics LP	$227	$84	$581	$237

Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP (q)
Growth	$181	$57	$471	$140
Maintenance	18	12	54	56
Total Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP	$199	$69	$525	$196

Capital Expenditures, Predecessors
Growth	$—	$62	$164	$106
Maintenance	—	5	6	20
Total Capital Expenditures, Predecessors	$—	$67	$170	$126

Deferred Costs
Turnarounds & Catalysts	$6	$3	$12	$16
Tank Restoration	8	2	22	12
Total Deferred Costs	$14	$5	$34	$28

(q)
We believe that this presentation of our results of operations, excluding results of our Predecessors, will provide useful information to investors in assessing our results of operations. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018 (a)	2017 (a)
General and Administrative Expenses
Terminalling and Transportation	$11	$14	$38	$47
Gathering and Processing	6	13	42	54
Wholesale	1	3	2	3
Unallocated	11	21	39	54
Total General and Administrative Expenses	$29	$51	$121	$158

Andeavor Logistics LP
Reconciliation of Combined Financial Statements (Unaudited)
(In millions)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Combined	Andeavor Logistics LP (p)	Predecessors	Combined	Andeavor Logistics LP (p)	Predecessors

Revenues
Affiliate	$458	$458	$—	$1,589	$1,568	$21
Third-party	165	165	—	791	782	9
Total Revenues	623	623	—	2,380	2,350	30
Costs and Expenses
NGL expense (exclusive of items shown separately below)	40	40	—	206	206	—
Operating expenses (exclusive of depreciation and amortization)	227	227	—	885	845	40
Depreciation and amortization expenses	101	101	—	368	347	21
General and administrative expenses	29	29	—	121	111	10
Loss on asset disposals and impairments	2	2	—	4	4	—
Operating Income (Loss)	224	224	—	796	837	(41)
Interest and financing costs, net	(61)	(61)	—	(233)	(229)	(4)
Equity in earnings of equity method investments	6	6	—	31	15	16
Other income, net	2	2	—	6	5	1
Net Earnings (Loss)	$171	$171	$—	$600	$628	$(28)
Loss attributable to Predecessors	—	—	—	28	—	28
Net Earnings Attributable to Partners	171	171	—	628	628	—
Preferred unitholders’ interest in net earnings	(10)	(10)	—	(44)	(44)	—
Limited Partners’ Interest in Net Earnings	$161	$161	$—	$584	$584	$—

Andeavor Logistics LP
Reconciliation of Combined Financial Statements (Unaudited)
(In millions)

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors

Revenues
Affiliate	$480	$385	$95	$1,431	$1,009	$422
Third-party	634	489	145	1,818	1,142	676
Total Revenues	1,114	874	240	3,249	2,151	1,098
Costs and Expenses
Cost of fuel and other (exclusive of items shown separately below) (a)	528	330	198	1,244	330	914
NGL expense (exclusive of items shown separately below)	86	86	—	265	265	—
Operating expenses (exclusive of depreciation and amortization)	179	155	24	691	554	137
Depreciation and amortization expenses	91	77	14	313	255	58
General and administrative expenses	51	43	8	158	121	37
Gain on asset disposals and impairments	—	—	—	(25)	(24)	(1)
Operating Income (Loss)	179	183	(4)	603	650	(47)
Interest and financing costs, net	(137)	(137)	—	(330)	(321)	(9)
Equity in earnings of equity method investments	9	3	6	22	10	12
Other income, net	2	1	1	11	10	1
Net Earnings (Loss)	$53	$50	$3	$306	$349	$(43)
Loss (earnings) attributable to Predecessors	(3)	—	(3)	43	—	43
Net Earnings Attributable to Partners	50	50	—	349	349	—
Preferred unitholders’ interest in net earnings	(3)	(3)	—	(3)	(3)	—
General partner’s interest in net earnings, including incentive distribution rights	—	—	—	(79)	(79)	—
Limited Partners’ Interest in Net Earnings	$47	$47	$—	$267	$267	$—

Andeavor Logistics LP
Terminalling and Transportation Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
Terminalling	$245	$245	$—	$888	$885	$3
Pipeline transportation	45	45	—	160	160	—
Other revenues	2	2	—	6	6	—
Terminalling and Transportation Revenues	292	292	—	1,054	1,051	3
Costs and Expenses
Operating expenses (exclusive of depreciation and amortization)	94	94	—	373	339	34
Depreciation and amortization expenses	40	40	—	144	134	10
General and administrative expenses	11	11	—	38	35	3
Gain on asset disposals and impairments	1	1	—	1	1	—
Terminalling and Transportation Segment Operating Income (Loss)	146	146	—	498	542	(44)
Depreciation and amortization expenses	40	40	—	144	134	10
Equity in earnings of unconsolidated affiliates	3	3	—	17	4	13
Other income, net	(3)	(3)	—	1	—	1
Terminalling and Transportation Segment EBITDA	$186	$186	$—	$660	$680	$(20)

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
Terminalling	$197	$185	$12	$690	$632	$58
Pipeline transportation	33	33	—	130	130	—
Other revenues	9	7	2	18	7	11
Terminalling and Transportation Revenues	239	225	14	838	769	69
Costs and Expenses
Operating expenses (exclusive of depreciation and amortization)	86	66	20	302	215	87
Depreciation and amortization expenses	32	29	3	117	97	20
General and administrative expenses	14	12	2	47	35	12
Gain on asset disposals and impairments	—	—	—	(25)	(25)	—
Terminalling and Transportation Segment Operating Income (Loss)	107	118	(11)	397	447	(50)
Depreciation and amortization expenses	32	29	3	117	97	20
Equity in earnings of unconsolidated affiliates	6	—	6	12	—	12
Other income, net	1	—	1	4	3	1
Terminalling and Transportation Segment EBITDA	$146	$147	$(1)	$530	$547	$(17)

Andeavor Logistics LP
Gathering and Processing Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
NGL sales	$100	$100	$—	$436	$436	$—
Gas gathering and processing	81	81	—	330	330	—
Crude oil and water gathering	95	95	—	336	309	27
Pass-thru and other	42	42	—	161	161	—
Total Revenues	318	318	—	1,263	1,236	27
Costs and Expenses
NGL expense (exclusive of items shown separately below)	40	40	—	206	206	—
Operating expenses (exclusive of depreciation and amortization)	128	128	—	489	483	6
Depreciation and amortization expenses	59	59	—	213	201	12
General and administrative expenses	6	6	—	42	36	6
Loss on asset disposals and impairments	1	1	—	3	3	—
Gathering and Processing Segment Operating Income	84	84	—	310	307	3
Depreciation and amortization expenses	59	59	—	213	201	12
Equity in earnings of equity method investments	3	3	—	14	11	3
Gathering and Processing Segment EBITDA	$146	$146	$—	$537	$519	$18

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
NGL sales	$115	$115	$—	$369	$369	$—
Gas gathering and processing	81	81	—	333	333	—
Crude oil and water gathering	92	73	19	262	189	73
Pass-thru and other	45	42	3	165	153	12
Total Revenues	333	311	22	1,129	1,044	85
Costs and Expenses
NGL expense (exclusive of items shown separately below)	86	86	—	265	265	—
Operating expenses (exclusive of depreciation and amortization)	90	87	3	374	337	37
Depreciation and amortization expenses	57	46	11	191	156	35
General and administrative expenses	13	11	2	54	44	10
(Gain) loss on asset disposals and impairments	—	—	—	—	1	(1)
Gathering and Processing Segment Operating Income	87	81	6	245	241	4
Depreciation and amortization expenses	57	46	11	191	156	35
Equity in earnings of equity method investments	3	3	—	10	10	—
Gathering and Processing Segment EBITDA	$147	$130	$17	$446	$407	$39

Andeavor Logistics LP
Wholesale Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended December 31, 2017			Twelve Months Ended December 31, 2017
	Combined	Andeavor Logistics LP (q)	Predecessors	Combined	Andeavor Logistics LP (q)	Predecessors

Revenues
Fuel sales	$537	$337	$200	$1,267	$337	$930
Other wholesale	5	1	4	15	1	14
Total Revenues	542	338	204	1,282	338	944
Costs and Expenses
Cost of fuel and other (excluding items shown separately below)	528	330	198	1,244	330	914
Operating expenses (excluding depreciation and amortization)	3	2	1	15	2	13
Depreciation and amortization expenses	2	2	—	5	2	3
General and administrative expenses	3	2	1	3	2	1
Wholesale Segment Operating Income	6	2	4	15	2	13
Depreciation and amortization expenses	2	2	—	5	2	3
Wholesale Segment EBITDA	$8	$4	$4	$20	$4	$16

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

			2018 Drop Down EBITDA Contribution
Net Earnings			$55
Add: Depreciation and amortization expense			14
Add: Interest and financing costs, net			7
EBITDA			$76

	2018 Drop Down Segment EBITDA Contribution Three Months Ended December 31, 2018
	Terminalling and Transportation	Gathering and Processing	Total
Operating Income	$23	$13	$36
Add: Depreciation and amortization expenses	3	6	9
Add: Equity in earnings of equity method investments	3	2	5
Segment EBITDA	$29	$21	$50

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Reconciliation of Projected Annual EBITDA
	2019E	2020E
Net Earnings	$800	$800
Add: Depreciation and amortization expenses	400	500
Add: Interest and financing costs, net	200	300
EBITDA	$1,400	$1,600

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Trailing Four Quarters
Net Earnings	$131	$132	$166	$171	$600
Add: Depreciation and amortization expense	89	93	85	101	368
Add: Interest and financing costs, net	55	60	57	61	233
EBITDA	$275	$285	$308	$333	1,201
Add: Pro forma adjustment for acquisitions					131
Pro forma LTM EBITDA					$1,332

December 31, 2018
Total debt	$5,010
Pro forma LTM EBITDA	1,332
Leverage ratio	3.8x